EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 2, 2005 on the May 31, 2005 and 2004 financial statements of Advanced Media Training, Inc. in this Registration Statement on Form S-8.


/s/ Farber & Hass LLP
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FARBER & HASS LLP

Camarillo, California
January 17, 2006